Exhibit 99.1

Jupiter Wellness Completes Enrollment in Double-Blind Placebo-Controlled Clinical Trial of JW-200 for the Treatment of Actinic Keratosis

Data expected Q1 2022 on efficacy of JW-200 to clear AK lesions, a common form of pre-cancerous growth that left untreated can lead to cancer in up to 15% of patients

JUPITER, FL February 18, 2022 — Jupiter Wellness, Inc. (Nasdaq: JUPW) today announced it has completed recruitment in its clinical trial of JW-200 for the treatment of actinic keratosis (AK), a common form of pre-cancerous growths that typically present as thick scaly lesions on sun exposed skin. If left untreated, up to 15.1% of patients with 10 or more AK lesions will develop keratinocyte carcinoma.

The current standard of care for AK is surgical removal and/or medication. Treatments on the market include creams that may cause adverse side effects including intense local inflammation. Jupiter’s proprietary JW-200 is a dual mechanism of action cox 2 inhibitor comprised of cannabidiol and aspartame developed to offer rapid efficacy and relief in AK lesion clearance, as well as being a critical prophylactic treatment for skin cancer.

Approximately 100 patients with AK lesions on defined areas of either the face, scalp, arms, or hands were enrolled in the double-blind, randomized, placebo-controlled trial. The study measures the percentage of patients with complete clearance of AK following twice daily dosing of topical JW-200.

“We expect to report results in the next 30 days in this international study in Europe with a protocol similar to an FDA Phase 1/2. Should the study results prove favorable, Jupiter will be well positioned to launch an OTC product” stated Jupiter CEO Brian John.

An estimated 58 million Americans have one or more AK lesions. The skin cancer treatment market was worth $8.19 billion in 2019 and is growing at a CAGR of 7.5%, expected to reach $14.55 billion by 2027.

About Jupiter Wellness

Jupiter Wellness, Inc. (Nasdaq: JUPW) is a leading developer of pharmaceutical cannabinoids focused on skincare therapeutics and treatments. The Company’s product pipeline incorporates cannabidiol (CBD) to address indications including psoriasis, eczema, burns, herpes cold sores, and skin cancer. Jupiter generates revenue from a growing line of proprietary over-the-counter skincare products including its CaniSun™ sunscreen and other wellness brands sold through www.cbdcaring.com. For additional information, please visit www.jupiterwellness.com.

Jupiter Wellness Media Contact:

Phone: 561-244-7100

Email: info@JupiterWellness.com

Forward Looking Statements

This communication contains forward-looking statements regarding Jupiter Wellness, including, the anticipated timing of studies and the results and benefits thereof. You can generally identify forward-looking statements by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are based on each of the Company’s current plans, objectives, estimates, expectations, and intentions and inherently involve significant risks and uncertainties, many of which are beyond Jupiter Wellness’ control. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties and other risks and uncertainties affecting Jupiter Wellness and, including those described from time to time under the caption “Risk Factors” and elsewhere in Jupiter Wellness’ Securities and Exchange Commission (SEC) filings and reports, including Jupiter Wellness’ Annual Report on Form 10-K for the year ended December 31, 2020 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, and future filings and reports by Jupiter Wellness. Moreover, other risks and uncertainties of which the combined company is not currently aware may also affect each of the companies’ forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. Investors are cautioned that forward-looking statements are not guarantees of future performance. The forward-looking statements made in this communication are made only as of the date hereof or as of the dates indicated in the forward-looking statements and reflect the views stated therein with respect to future events at such dates, even if they are subsequently made available by Jupiter Wellness on its website or otherwise. Jupiter Wellness undertakes no obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

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